      As filed with the Securities and Exchange Commission on July 16, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                           ONYX ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     33-0577635
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                       27051 TOWNE CENTRE DRIVE, SUITE 100
                            FOOTHILL RANCH, CA 92610
               (Address of principal executive offices) (Zip Code)

                     ONYX ACCEPTANCE CORPORATION 401(k) PLAN
                            (Full title of the Plan)

                                   ----------

                                  JOHN W. HALL
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                           ONYX ACCEPTANCE CORPORATION
                       27051 TOWNE CENTRE DRIVE, SUITE 100
                            FOOTHILL RANCH, CA 92610
                     (Name and address of agent for service)

                                 (949) 465-3900
          (Telephone Number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                Proposed Maximum                                        Amount of
                                             Amount to be      Offering Price per           Proposed Maximum           Registration
Title of Securities to be Registered(1)      Registered(2)           Share(3)           Aggregate Offering Price(3)        Fee(4)

Onyx Acceptance Corporation 401(k) Plan
Common Stock, $0.01 par value               250,000 shares            $5.79                     $1,447,500                $361.88

----------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Onyx Acceptance Corporation 401(k) Plan.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Onyx Acceptance Corporation 401(k) Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on July 13, 2001, as reported by the Nasdaq National Market.

(4)   Registration fee computed pursuant to Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Onyx Acceptance Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 20001;

     (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on May 15, 2001 for the period ended March 31, 2001; and

     (c) The Registrant's Registration Statement No. 000-28050 on Form 8-A filed with the Commission on May 5, 1996 and amended on July 9, 1997, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for (i) breach of his or her duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) any transaction from which the director derives any improper personal benefit, and
(iv) payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify each of the Registrant's directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which such person provides services at the request of the Registrant.

     The foregoing summary of the indemnification provisions contained in the Registrant's Bylaws, Certificate of Incorporation and indemnification agreements and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws, Certificate of Incorporation, indemnification agreements and statutes.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

  Exhibit Number     Exhibit
  --------------     -------

        4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28050 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

       23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants of the Company

       24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

In lieu of including, as an exhibit, an Internal Revenue Service ("IRS") determination letter that the Onyx Acceptance Corporation 401(k) Plan (the "Plan") is qualified under Section 401 of the Internal Revenue Code or an opinion of counsel concerning compliance with the requirements of ERISA, the Registrant undertakes that it will submit the Plan, as amended, to the IRS in a timely manner for such a determination letter and will make all changes required by the IRS in order to so qualify the Plan.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 401(k) Plan, Non-Qualified Deferred Compensation Plan and 1996 Stock Option/Stock Issuance Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Foothill Ranch, State of California on this 16th day of July, 2001.

                                                  ONYX ACCEPTANCE CORPORATION



                                                  By: /s/ JOHN W. HALL
                                                      --------------------------
                                                      JOHN W. HALL
                                                      President, Chief Executive
                                                      Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Onyx Acceptance Corporation 401(k) Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Foothill Ranch, State of California, on this 16th day of July, 2000.

                                                  ONYX ACCEPTANCE CORPORATION
                                                  401(k) PLAN


                                                  By: /s/ DON P. DUFFY
                                                      --------------------------
                                                      Don P. Duffy, Trustee


                                                  By: /s/ MICHAEL A. KRAHELSKI
                                                      --------------------------
                                                      Michael A. Krahelski,
                                                      Trustee

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Onyx Acceptance Corporation, a Delaware corporation, do hereby constitute and appoint John W. Hall, President, Chief Executive Officer and Director and Don P. Duffy, Executive Vice President, Chief Financial Officer and Director, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                        TITLE                               DATE
              ---------                                        -----                               ----


/s/ JOHN W. HALL                          President, Chief Executive Officer and Director     July 16, 2000
------------------------------------
John W. Hall


/s/ DON P. DUFFY                          Executive Vice President, Chief Financial           July 16, 2000
------------------------------------      Officer and Director (Principal Financial and
Don P. Duffy                              Accounting Officer)


/s/ THOMAS C. STICKEL                     Chairman of the Board and Director                  July 16, 2000
------------------------------------
Thomas C. Stickel


/s/ G. BRADFORD JONES                     Director                                            July 16, 2000
------------------------------------
G. Bradford Jones


/s/ C. THOMAS MEYERS                      Director                                            July 16, 2000
------------------------------------
C. Thomas Meyers

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           ONYX ACCEPTANCE CORPORATION

                                  EXHIBIT INDEX




  Exhibit Number     Exhibit
  --------------     -------

        4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28050 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

       23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants of the Company

       24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.


In lieu of including, as an exhibit, an Internal Revenue Service ("IRS") determination letter that the Onyx Acceptance Corporation 401(k) Plan (the "Plan") is qualified under Section 401 of the Internal Revenue Code or an opinion of counsel concerning compliance with the requirements of ERISA, the Registrant undertakes that it will submit the Plan, as amended, to the IRS in a timely manner for such a determination letter and will make all changes required by the IRS in order to so qualify the Plan.